UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2021

Spark Networks SE

(Exact name of registrant as specified in its charter)

Germany	001-38252	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kohlfurter Straße 41/43

Berlin Germany 1099

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (+49) 30 868 000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
American Depository Shares each representing one-tenth of an ordinary share	LOV	NYSE American
Ordinary shares, €1.00 nominal value per share*	LOV	NYSE American

*	Not for trading purposes, but only in connection with the registration of American Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 25, 2021, Spark Networks SE (the “Company”) received a written notice from Blue Torch Finance LLC, the administrative agent (the “Administrative Agent”) under that certain Loan Agreement, dated as of July 1, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Company, certain of the Company’s subsidiaries, the lenders from time to time party thereto and the Administrative Agent, asserting that certain events of default have occurred under the Loan Agreement as a result of (i) certain patents and patent applications of the Company not being listed on the perfection certificate delivered by the Company to the Administrative Agent and (ii) certain errors relating to the amount of the Company’s taxes. In the notice, the Administrative Agent states that on behalf of itself and each lender it is expressly reserving all claims, rights, remedies, causes of action and defenses under the Loan Agreement. The Loan Agreement consists of a $126 million term loan facility and a $5 million revolving credit facility. As of December 31, 2020, the aggregated outstanding principal balance of the term loan facility was $104.7 million, and there were no outstanding borrowings under the revolving credit facility. Upon an event of default under the Loan Agreement, the Administrative Agent may declare all or any portion of the outstanding principal amount of the loans under the Loan Agreement to be due and payable, together with the prepayment premium under the Loan Agreement. The Company and the Administrative Agent are discussing the terms of a waiver to the Loan Agreement in order address the foregoing matters, but such waiver has not yet been finalized by the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2021	By:	/s/ Gitte Bendzulla
Gitte Bendzulla
Chief Operating Officer and Chief Legal Officer